Paul Edmonson

So today we're announcing our first acquisition of Travelhost.

Today we have Geoff, our principal financial officer here, AKA Professor Geoff.

Geoff, tell us a little bit about the acquisition.

Geoffrey Wait

So we're really excited about it.

We're acquiring travel hosts for $1 million in cash.

And we plan to deploy our, our great competitive publishing playbook to help grow this brand that we believe has great value.

You know, the brand goes all the way back to 1967.

So we're gonna try to grow this and I'm really excited about the potential in the future.